CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 9, 2020, relating to the financial statements and financial highlights of The New Economy Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent registered public accounting firm”, “Financial highlights” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 24, 2020